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                                                                   EXHIBIT 10.48

                     MUTUAL COMMITMENT TO BUILD AND TO LEASE

        This Mutual Commitment to Build and to Sub-Lease is executed this 5th day of June, 1998, between Signal Technology Laboratories, Inc. (STL), an Ohio for profit corporation; UES, Inc. (UES), an Ohio for profit corporation; and Beavercreek Enterprises (Beavercreek), an Ohio general partnership. The parties covenants and agree as follows:

        1. Beavercreek is the owner of certain premises located at 4401 Dayton-Xenia Road, Beavercreek, Ohio.

        2. UES leases said premises from Beavercreek, and sub-leases approximately 6,200 square feet of said premises to STL, identified as a portion of Building No. 3.

        3. STL desires an additional approximately 7,100 square feet leased space. Beavercreek agrees to construct certain additions to provide said additional space, and UES agrees to lease said addition from Beavercreek and to sub-lease 6,800 square feet to STL.

        4. To effectuate the foregoing, the following agreements are agreed to and ratified:

           a. Beavercreek will construct an addition of approximately 13,600 square feet to Building No. 3 for partial use by STL (per agreed to specifications of EDL and STL).

           b. STL will continue their current sub-lease with UES, and hereby ratifies and confirms the existing sub-lease.

           c. At the time STL takes occupancy of the new addition, the present lease by UES, and sub-lease by STL, shall terminate and be replaced by a new lease which shall include approximately 6,501 square feet of the present space, plus approximately 6,800 square feet of the new addition, or 13,301 square feet in total.

           d. The terms and conditions of the present lease and sub-lease shall be incorporated in the new lease and sub-lease.

        The new lease will be for five years with an option for an additional




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three years at a 2% escalation. The lease rate for the first five years is as follows:

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

               Year           $/Month
               ----           -------
               1              $13,559

               2              $13,830

               3              $14,107

               4              $14,389

               5              $14,677


                                     Signal Technology Laboratories, Inc. (STL)

                                     -------------------------------------------
                                     By /s/C. Hyland Schooley
                                        C. Hyland Schooley, its President

                                     UES, Inc.

                                     -------------------------------------------
                                     By /s/Krishan K. Joshi
                                        Krishan K. Joshi, its President

                                     Beavercreek Enterprises

                                     -------------------------------------------
                                     By /s/Krishan K. Joshi
                                        Krishan K. Joshi, General Partner



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